Exhibit 3(ii)

SECRETARY OF STATE

I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

That the attached transcript of ___ page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of Secretary of State

Sec/State Form CE-108 (rev. 1/03)

OSP 03 74671

529309

ARTICLES OF INCORPORATION

OF

PORTSMOUTH SQUARE, INC.

FIRST:   The name of this corporation is:

PORTSMOUTH SQUARE, INC.

SECOND:   The purposes for which this corporation is formed are:

(1)         As the specific business in Which the corporation is primarily to engage, to acquire interests in the real property, formerly the site of the Hall of Justice in San Francisco, California, and the improvements to be constructed thereon and contiguous thereto;

(2)         For its own account or for the account of others, to acquire, mine, extract, construct, manufacture, hold, sell (including “short sales”), hypothecate, lease and generally to deal in and with personal and real property of every kind (including “commodity futures,” inventions, patents and trademarks); to acquire (on margin or otherwise), underwrite, guarantee, hold, sell (including “short sales”), pledge and generally deal in and with notes, obligations and securities of all kinds (including its own), regardless of how or by whom issued and while owner thereof to exercise all rights in connection therewith and to aid the issuers thereof by loan, subsidy or in any other manner; to issue its securities of any and all kinds and to repurchase the same for any consideration at any time allowed by law; to borrow or lend money in any manner.

(3)         This corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by the laws of the State of California to corporations of this character as in force from time to time so far as not in conflict herewith, including all powers granted to such corporations by any and all acts heretofore or hereafter amendatory of or supplemental to any of such laws now in force, and the enumeration of said powers as herein specified shall not be construed to exclude or waive any of the powers, rights, or privileges granted or conferred by said laws now or hereafter in force.

(4)         The foregoing clauses shall be construed as powers as mull as objects and purposes, and the matters expressed in each clause shall, unless otherwise expressly provided be in wiss limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes, and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

THIRD:       The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is the County of San Francisco.

FOURTH:   This corporation is authorized to issue only one class of shares. The total number of shares which the corporation is authorised to issue is 100.000. All of said shares shall be without par value.

There shall be no distinction whatsoever between any of the shares of the corporation. The holders of shares shall be entitled to receive dividends thereon when and as declared by the Board of Directors, out of surplus or net profits of the corporation, and upon dissolution, liquidation or winding up, whether voluntary or involuntary, shall be entitled to receive, ratably, all of the assets of the corporation.

Subject to all applicable provisions of law, each holder of any shares of this corporation shall be entitled to one vote for each such share so held for all purposes.

A consolidation or merger of this corporation, with or into any other corporation or corporations, shall not be deemed a dissolution, liquidation or winding up within the meaning of any of the foregoing provisions.

FIFTH:        The number of directors of this corporation shall be not less than five nor more than seven, the exact number of which directors, within the limits hereinabove specified, shall be fixed from time to time by a by-law or amendment thereof duly adopted by the shareholders or by the board of directors. The names and addresses of the persons who are appointed to act as the first directors are as follows:

Name	Address

Palmer York, Jr.	2400 Russ Building
San Francisco, California

Harold G. Linfield	2400 Russ Building
San Francisco, California

Joseph C. Eldridge	2400 Russ Building
San Francisco, California

John G. Eliot	351 California Street, Suite 1215
San Francisco, California

Frank H. Sloss	351 California Street, Suite 1215
San Francisco, California

IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first Directors of this corporation, have executed these Articles of incorporation this 6th day of July, 1967.

/S/ BALMER YORK, JR
BALMER YORK, JR

/S/.HAROLD G.LINFIELD
HAROLD G.LINFIELD

/S/ JOSEPH C.ELDRIDGE
JOSEPH C.ELDRIDGE

/S/ JOHN G.ELIOT
JOHN G.ELIOT

/S/ PRANK H.SLOSS
PRANK H.SLOSS

STATE OF CALIFORNIA	)
) as.
CITY AND COUNTY OF SAN FRANCISCO	)

On this 6th day of July, 1967, before me, the undersigned, a Notary Public in and for the City and County of San Francisco, residing therein, duly commissioned and sworn, personally appeared Palmer York, Jr., Harold G. Linfield, Joseph C. Eldridge, John G. Eliot and Frank H. Sloss, known to me to be the persons who are described in and who executed the fore going instrument and acknowledged to me that they executed the game.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Number share without par value changed from 1,00,000 to 150,000

Corporation No. 529309

A71221

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PORTSMOUTH SQUARE, INC.

We, the undersigned, do hereby certify and declare

(1)    That we constitute at least two-thirds of the incorporators of Portsmouth Square, Inc., a California corporation, and that in adopt the amendment to the Articles of Incorporation herein set forth.

(2)   That said corporation has issued no shares and has no subscription to shares outstanding.

(3)   That we hereby adopt the following amendment of said Articles of Incorporation:

Article Fourth of said Articles of Incorporation is hereby amended to read as follows:

“FOURTH: This corporation is authorised to issue only one class of shares. The total number of shares which the corporation is authorised to issue is 150,000. All of said shares shall be without par value.

There shall be no distinction whatsoever between any of the shares of the corporation. The holders of shares shall be entitled to receive dividends thereon when and as declared by the Board of Directors, out of surplus or net profits of the corporation, and upon dissolution, liquidation or winding up, whether voluntary or involuntary, shall be entitled to receive, ratably, all of the assets of the corporation.

Subject to all applicable provisions of law, each holder of any shares of this corporation shall be entitled to one vote for each such share so held for all purposes.

A consolidation or merger of this corporation, with or into any other corporation or corporations, shall not be deesed a dissolution, liquidation or winding up within the meaning of any of the foregoing provisions."

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 20th day of September, 1967.

The undersigned each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

Executed at San Francisco, California, on September 20th 1967.

Number shares without par value changed from 150, 000 to 250,000

A78633

529309

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PORTSMOUTH SQUARE, INC.

The undersigned, Palmer York, Jr. and T. A. DeLusignan, do hereby certify that they are and have been at all times herein mentioned the duly elected and acting President and Secretary, respectively, of Portsmouth Square, Inc. a California corporation; and further that:

1.   At a special meeting of the Board of Directors of said corporation held at 2400 Russ Building, San Francisco,

California on the 25th day of July, 1968, the following resolutions were adopted:

“RESOLVED, that it is deemed by the Board of Directors of this Corporation to be in its best interests, and in the best interests of its shareholders, that its Articles of Incorporation be amended as hereinafter provided.

Now therefore, be it further

RESOLVED, that Article Fourth of the Articles of Incorporation of this Corporation be amended to read as follows:

FOURTH: This Corporation is authorized to issue only one class of shares. The total number of shares which the Corporation is authorized to issue is 250,000. All of said shares shall be without par value.

There shall be no distinction whatsoever between any of the shares of the Corporation. The holders of shares shall be entitled to receive dividends thereon when and as declared by the Board of Directors, out of surplus or net profits of the Corporation, and upon dissolution, liquidation or winding up, whether voluntary or involuntary, shall be entitled to receive, ratably, all of the assets of the Corporation.

Subject to all applicable provisions of law, each holder of any shares of this Corporation shall be entitled to one vote for each such share so held for all purposes.

A consolidation or merger of this Corporation with or into any other corporation or corporations shall not be deemed a dissolution, liquidation or winding up within the meaning of any of the foregoing provisions.

RESOLVED FURTHER, that the Board of Directors of this Corporation hereby adopts and approves said amendment of its Articles of Incorporation.”

2.   That at a special meeting of the shareholders of the corporation held on the 7th day of August, 1968, at Room 2400 Russ Building in the City and County of San Francisco, the amendment to the Articles of Incorporation was adopted, ratified and approved by a resolution identical in form to the Directors' resolution hereinabove set forth.

3.   That the number of shares voting in favor of the resolution was 70,150 shares.

4.   That the total number of shares entitled tc vote on said amendment was 100,000.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 7th day of August 1968.

/s/ Palmer Yorker, Jr
President of Portsmouth Square, Inc.

/s/ T. A. DeLusignan
Secretary of Portsmouth Square, Inc.

The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

Executed at San Francisco, California on August 7 , 1968.

/s/ Palmer Yorker, Jr
Palmer Yorker, Jr

/s/ T. A. DeLusignan
T. A. DeLusignan

Number shares without par value changed from 250,00 to 750,000

A85835

529309

CERTIFICATE OF AMENDMENT

of

ARTICLES OF INCORPORATION

of

PORTSMOUTH SQUARE. INC.

The undersigned, Palmer York, Jr. and T.A. deLusignan, do hereby certify by that they are and have been at all times herein mentioned the duly elected and acting President and Secretary, respectively, of Portsmouth Square, Inc., a California corporation; and further that:

1.   At a meeting of the Board of Directors of said corporation held in San Francisco, California on the 26th day of May 1969, the following resolutions were adopted:

"RESOLVED, that Paragraph (2) of Article Second of the Articles of Incorporation of this corporation be amended to read as follows:

(2)   For its own account or for the account of others, to acquire, mine, extract, construct. manufacture, hold, sell (including “short sales"), hypothecate, lease and generally to deal in and with personal and real property of every kind (including "commodity futures,” inventions, patents and trademarks); to acquire (on margin or other wise) , underwrite, guarantee, hold, sell (including "short sales"), pledge and generally deal in and with notes, obligations and securities of all kinds (including its own), regardless of how or by whom issued and while owner thereof to exercise all rights in connection therewith and to aid the issuers thereof by loan, subsidy or in any other manner; to issue its securities of any and all kinds and to repurchase the same for any consideration at any time allowed by law; to borrow or lend money in any manner; to become a partner (either general or limited, or both) and to enter into agreements of partnership and joint venture for the purposes of carrying on any business or transaction whatsoever which the corporation may deem proper and convenient.’ and,

RESOLVED, that the first full paragraph of Article Fourth of the Articles of Incorporation of this corporation which now reads as follows:

'FOURTH: This corporation is authorized to issue only one class of shares. The total number of shares which the corporation is authorized to issue is 250,000. All of said shares shall be without par value.'

is hereby amended to read as follows:

'FOURTH: This corporation is authorized to issue only one class of shares. The total number of shares which the corporation is authorized to issue is 750,000. All of said shares shall be without par value.’

RESOLVED FURTHER, that the Board of Directors of this corporation hereby adopts and approves said amendments to its Articles of Incorporation."

2.   At a postponed annual meeting of the shareholders of the corporation held in San Francisco, California on the 26th day of May, 1969, the amendments to the Articles of Incorporation were adopted, ratified and approved by resolution identical in form to the Directors' resolutions herein above set forth.

3.   That the number of shares voting in favor of the resolution was 135,100 shares,

4.   That the total number of shares entitled to vote on said amendment was 191,920.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 26 day of May, 1969.

/s/ Palmer York, Jr
President of Portsmouth Square, Inc.

/s/ T. A. deLusignan
Secretary of Portsmouth Square, Inc.

The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

Executed at San Francisco. California on May 26, 1969.

/s/ Palmer York, Jr
Palmer York, Jr

/s/ T. A. deLusignan
T. A. deLusignan

PRINCIPAL OFC. CHG. TO: SAN DIEGO

529309

A216480

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PORTSMOUTH SQUARE, INC.

R. N. GOULD and VIRGINIA W. SIMPSON, certify that:

1.   They are the President and the Secretary respectively, of Portsmouth Square, Inc., a California corporation,

2.   Article Third of the Articles of Incorporation of said corporation shall be amended to read as follows:

"The County in the State of California where the principal office for the transaction of the business of this corporation is to be located in the County of San Diego.

3.   The Board of Directors ratified san Diego as the principal office of the corporation at its meeting held December 12, 1979.

4.   By written assent dated March 25, 1980, The Ramapo Corporation, majority shareholder of the Portsmouth Square, Inc. ratified San Diego as the principal office of the corporation and approved ratified and confirmed the foregoing amendment to Articles of Incorporation of Portsmouth Square,. nc.

5.   The amendment was thus approved, ratified and confirmed by vote of Portsmouth's majority shareholder, The Ramapo Corporation, who owns 401,351 shares or 53.5% of the issued and outstanding shares of Portsmouth.

6.   The total number of shares entitled to approve, ratify and confirm said amendment was 750,000

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 25th day of March, 1980.

/S/ R. N. GOULD
President of Portsmouth Square, Inc.

/S/ VIRGINIA W. SIMPSON
Secretary of Portsmouth Square, Inc

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his or her own knowledge and that this declaration was executed on March 25, 1980 at San Diego, California.

/S/ R. N. GOULD
R. N. GOULD
President of Portsmouth Square, Inc.

/S/ VIRGINIA W. SIMPSON
VIRGINIA W. SIMPSON
Secretary of Portsmouth Square, Inc.

A352310

529309

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PORTSMOUTH SQUARE, INC.

The undersigned, R. N. GOULD and VIRGINIA W. SIMPSON, do hereby certify that they are and have been at all times herein mentioned the duly elected and acting President and Secretary, respectively, of Portsmouth Square, Inc., a California corporation; and further that:

1.   At a meeting of the Board of Directors of said corporation held in San Diego, California on the 3rd day of May, 1988, the following resolution was adopted, ratified and confirmed:

RESOLVED, That the Articles of Incorporation of Ports mouth Square, Inc. are hereby amended by adding Articles Sixth and Seventh, and reading as follows:

SIXTH:The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SEVENTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

2.    At the annual meeting of the shareholders of the corporation held in San Diego, California on the 3rd day of May, 1988, the amendment to the Articles of Incorporation was adopted and approved by resolution identical in form to the Directors' resolution hereinabove set forth.

3.   The number of shares voting in favor of the resolution was 640,110 shares or 85.35% of the issued and outstanding shares of the corporation.

4.   The total number of shares entitled to approve, ratify and confirm said amendment was 750,000.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 18th day of May 1988.

/s/ R. N. GOULD
President of Portsmouth Square, Inc.

/s/ VIRGINIA W. SIMPSON
Secretary of Portsmouth Square, Inc

Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of his or her own knowledge and that thir declaration was executed on May 18, 1988 at San Diego, California.

/s/ R. N. GOULD
R. N. GOULD
President of Portsmouth Square, Inc.

/s/ VIRGINIA W. SIMPSON
VIRGINIA W. SIMPSON
Secretary of Portsmouth Square, Inc.

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